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                        /Letterhead of Hunton & Williams/
                                                                     Exhibit 5.1

                                 March 27, 2002

To the Parties Listed on
Schedule A Attached Hereto
----------

                                EQCC Trust 2002-1
                                -----------------
                    Asset Backed Certificates, Series 2002-1
                    ----------------------------------------

Ladies and Gentlemen:

     We have acted as special counsel to Bank of America, N.A. (the "Bank"), EQCC Asset Backed Corporation, a Delaware corporation (the "Company"), and to EQCC Receivables Corporation, a Delaware corporation (the "Transferor"), in connection with (i) the formation of the EQCC Trust 2002-1 (the "Trust") pursuant to a Trust Agreement, dated as of March 27, 2002 (the "Trust Agreement"), by and between the Company and The Bank of New York, as trustee (the "Trustee"), (ii) the transfer of the Underlying ABS (described below) by the Bank to the Transferor pursuant to a Certificate Sales Agreement, dated as of March 27, 2002 (the "Initial Sales Agreement"), by and between the Bank and the Transferor, (iii) the transfer of the Underlying ABS and the Underlying Class X Certificate (described below) by the Transferor to the Company pursuant to a Certificate Sales Agreement, dated as of March 27, 2002 (the "Subsequent Sales Agreement"), by and between the Transferor and the Company, (iv) the issuance of EQCC Asset Backed Certificates, Series 2002-1, designated Classes 1-A, 1A-IO, 2-A, 2A-IO, N and R pursuant to the Trust Agreement and (v) the public offering of the Class 1-A and 2-A Certificates (collectively, the "Offered Certificates"), pursuant to an Underwriting Agreement, dated as of March 25, 2002 (the "Underwriting Agreement"), by and among the Company, the Bank, Banc of America Securities LLC ("BAS") and Goldman, Sachs & Co. ("Goldman" and together with BAS, the "Underwriters").

     The assets of the Trust consist primarily of EQCC Asset Backed Certificates, Series 2001-2, Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates (the "Underlying ABS"), EQCC Asset Backed Certificates, Series 2001-2, Class X Certificate (the "Underlying Class X Certificate") and certain other accounts. The Underlying ABS and the Underlying Class X Certificate were issued pursuant to a pooling and servicing agreement, dated as of December 1, 2001, among EquiCredit Corporation of America, a Delaware corporation, as transferor and initial servicer, EQCC Receivables Corporation, a Delaware corporation, as depositor, The Bank of New York, as trustee, Fairbanks Capital Corp., as expected successor servicer, and Bank of

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To the Parties Listed on
Schedule A Attached Hereto
----------
March 27, 2002
Page 2

America, N.A., as the advancing party. Each of the Underlying ABS and the Underlying Class X Certificate represent interests in one or more groups of certain residential, adjustable rate, and with respect to the Class X Certificate, fixed rate, first and second lien mortgage loans (the "Mortgage Loans") and certain other accounts.

     This opinion is furnished to you in accordance with certain provisions of the Underwriting Agreement. The Trust Agreement, the Underwriting Agreement, the Initial Sales Agreement and the Subsequent Sales Agreement are together sometimes referred to herein as the "Agreements." Capitalized terms used but not defined herein shall have the respective meanings set forth in the Trust Agreement.

     In rendering the opinions expressed below, we have made such legal and factual examinations and inquiries as we have deemed necessary or advisable for the purpose of rendering this opinion, including, but not limited to, the examination of the following:

     (A) the registration statement on Forms S-3 (Nos. 333-73446 and 333-73446-01) (collectively, the "Registration Statement"), filed by the Company and EQCC Receivables Corporation with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shelf registration of Asset Backed Certificates issuable by the Company and EQCC Receivables Corporation from time to time in Series, of which the Offered Certificates are a part;

     (B) the Prospectus, dated March 25, 2002 (the "Base Prospectus"), and the Prospectus Supplement, dated March 25, 2002 (the "Prospectus Supplement," and collectively with the Base Prospectus, the "Prospectus"), both relating to the Offered Certificates;

     (C) the Agreements;

     (D) the form of the Certificate evidencing each Class of the Offered Certificates;

     (E) the charter and bylaws of the Bank;

     (F) the Certificate of Incorporation, as amended, and Bylaws of the Company and the Transferor, together with a certificate of existence from the State of Delaware with respect to the Company and the Transferor; and

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To the Parties Listed on
Schedule A Attached Hereto
----------
March 27, 2002
Page 3

     (G) action by Unanimous Written Consent of the Board of Directors of the Company and the Transferor, pertaining to the transactions described herein.

     In rendering the opinions expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies, (iii) the genuineness of signatures not witnessed by us, (iv) the legal capacity of natural persons and (v) that all parties other than the Company and the Transferor had the corporate power and authority to enter into and perform all obligations under all documents, and, as to such parties, we also have assumed the due authorization, execution and delivery of all documents by all parties thereto and the validity and binding effect and enforceability thereof.

     In addition, we have relied, as to factual matters, upon representations included in the Agreements and other agreements and documents delivered at the closing, and upon certificates of officers of the Company, the Transferor, the Bank and the Trustee, and upon certificates of public officials. Whenever the phrase "to our knowledge" or "known to us" is used in this opinion letter, it refers to the actual knowledge of the attorneys of this firm involved in the representation of the Company, the Transferor and the Bank in connection with the transactions described herein without independent investigation.

     The obligations of the parties with respect to the Agreements are subject, with respect to their enforceability, to the provisions of federal and other applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws relating to or affecting the enforcement of creditors' rights generally, now or hereafter in effect. Such obligations also are subject to usual equity principles, which may limit enforcement under state law of certain remedies, but which do not affect the validity of such documents. No opinion is expressed as to the enforceability of any indemnification or contribution provisions contained in the Agreements in connection with any violations of any securities laws or statutory duties or public policy, or in connection with willful, reckless or unlawful acts or gross negligence of the indemnified or the exculpated party or the party receiving contribution. In addition, the enforceability of any of the Agreements against the Bank is subject to any notice, order, directive or similar action by a federal banking regulatory authority under the Federal Deposit Insurance Act that prohibits or enjoins the performance of any of the Agreements by the Bank. Further, we express no opinion as to the enforceability of (i) any waiver of certain rights by the Company, the Transferor or the Bank, including personal service and the right to jury trial, (ii) any consent of the Company, the Transferor or the Bank to jurisdiction, or (iii) any provision of any of the Agreements specifying

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To the Parties Listed on
Schedule A Attached Hereto
----------
March 27, 2002
Page 4

that amendments or waivers be made in writing to the extent of any subsequent oral agreement modifying any such agreement.

     We have not been requested to render, and with your permission we do not express, an opinion as to the application of any applicable fraudulent conveyance, fraudulent transfer, fraudulent obligation or similar law.

     We do not purport to express an opinion with respect to any laws other than those of the State of New York and the United States of America, and for the purposes of our opinions regarding the Company and the Transferor set forth in paragraphs 1-3 and 5-6 below, the General Corporation Law of the State of Delaware.

     We note that certain matters relating to the Company, the Transferor and the Bank are set forth in opinion letters dated the date hereof being delivered by James B. Dodd, Chief Counsel to the Company and the Transferor, and Robert J. Holz, Associate General Counsel to the Bank, which opinion letters we relied on for all matters contained therein.

     In rendering the opinions below, we are opining only as to the specific legal issues expressly set forth herein, and no opinion shall be inferred as to any other matters. We are opining on the date hereof, and we do not undertake to advise you of any changes in the opinions expressed herein from matters that might hereafter arise or be brought to our attention.

     We further advise you that we are not passing in any way on any computations or financial statements, including the schedules or the notes thereto, or upon any operating data or statistics set forth or referred to in the Registration Statement or the Prospectus, and we have not reviewed the financial records or books of account of the Company.

                                       I .

     Based upon the foregoing, and in reliance thereon, and after consideration of such other legal matters as we deem relevant, we are of the opinion that:

     1. Each of the Company and the Transferor has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware with full corporate power and authority necessary to own or hold its properties, to conduct its business and to enter into and perform its obligations under each of the Agreements to which it is a party.

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To the Parties Listed on
Schedule A Attached Hereto
----------
March 27, 2002
Page 5

     2. The execution and delivery of each of the Agreements to which it is a party, the incurrence of each of the obligations therein set forth, and the consummation of the transactions contemplated therein have been duly authorized by all necessary corporate action on the part of the Company, and each of the Agreements to which it is a party has been duly executed and delivered by the Company. Each of the Agreements to which it is a party constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms.

     3. The execution and delivery of each of the Agreements, the incurrence of each of the obligations therein set forth, and the consummation of the transactions contemplated therein do not violate the Certificate of Incorporation or Bylaws of the Company or any provision of the General Corporation Law of the State of Delaware.

     4. No filing with, notice to, or consent, approval, authorization or order of any New York or federal court or governmental agency or body or official is required to be made for the consummation by the Company of the transactions contemplated by the Agreements, except such as have been obtained under the Securities Act and except such as may be required by the securities or Blue Sky laws of any jurisdiction in connection with the purchase and distribution by the Underwriters of the Offered Certificates, as to which, with your permission, we express no opinion.

     5. The execution and delivery of each of the Agreements to which it is a party, the incurrence of each of the obligations therein set forth, and the consummation of the transactions contemplated therein have been duly authorized by all necessary corporate action on the part of the Transferor, and each of the Agreements to which it is a party has been duly executed and delivered by the Transferor. Each of the Agreements to which it is a party constitutes a legal, valid and binding obligation of the Transferor, enforceable against the Transferor in accordance with its respective terms.

     6. The execution and delivery of each of the Agreements, the incurrence of each of the obligations therein set forth, and the consummation of the transactions contemplated therein do not violate the Certificate of Incorporation or Bylaws of

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To the Parties Listed on
Schedule A Attached Hereto
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March 27, 2002
Page 6

          the Transferor or any provision of the General Corporation Law of the State of Delaware.

     7. No filing with, notice to, or consent, approval, authorization or order of any New York or federal court or governmental agency or body or official is required to be made for the consummation by the Transferor of the transactions contemplated by the Agreements, except such as have been obtained under the Securities Act and except such as may be required by the securities or Blue Sky laws of any jurisdiction in connection with the purchase and distribution by the Underwriters of the Offered Certificates, as to which, with your permission, we express no opinion.

     8. The Initial Sales Agreement constitutes a legal, valid and binding obligation of the Bank, enforceable against the Bank in accordance with its terms.

     9. When duly executed and authenticated by the Trustee, upon the order of the Company in accordance with the Trust Agreement, and when delivered to and paid for by the Underwriter pursuant to the Underwriting Agreement, the Offered Certificates will be validly issued and outstanding and the holders of record of any such Offered Certificates will be entitled to the benefits provided by the Trust Agreement.

     10. The Registration Statement has become effective under the Securities Act and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and not withdrawn and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act.

     11. The information in the Prospectus Supplement under "Description of the Certificates" and in the Base Prospectus under "Description of the Certificates," insofar as it constitutes a summary of certain provisions of the Offered Certificates, summarizes fairly such provisions.

     12. The statements in the Prospectus Supplement and in the Base Prospectus under the caption "ERISA Considerations," to the extent that they constitute a statement of federal law or legal conclusions with respect thereto, are correct in all material respects to the extent of those consequences or aspects that are discussed.

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To the Parties Listed on
Schedule A Attached Hereto
----------
March 27, 2002
Page 7

     13. The Trust Agreement is not required to be qualified under the Trust Indenture Act of 1939, as amended, and the Trust is not required to be registered under the Investment Company Act of 1940, as amended.

                                      II .

     We have participated in various conferences with the officers and directors of the Company, the Transferor and their independent certified public accountants and in some conferences with the Underwriters. At those conferences, the contents of the Registration Statement and Prospectus were discussed and revised. Since the dates of those conferences, we have inquired of certain officers whether there has been any material change in the affairs of the Company or the Transferor.

     Because of the inherent limitations in the independent verification of factual matters, and the character of determinations involved in the preparation of registration statements under the Securities Act, we are not passing upon, and do not assume any responsibility for, and make no representation that we have independently verified, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, except as specifically set forth in paragraphs 11 and 12 of Part I of our opinion above. Also, we do not express any opinion or belief as to the financial statements or other financial or statistical information contained in or incorporated by reference into the Registration Statement. However, subject to the foregoing, on the basis of our participation in the conferences referred to above and our examination of the documents referred to herein, we advise you that: (a) in our opinion, the Registration Statement, when it became effective, and the Prospectus, as of its date and as of the date hereof (other than the financial statements, schedules and other financial data included therein or excluded therefrom or included in or excluded from the exhibits to the Registration Statement or incorporated therein by reference, as to which we express no opinion) comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations promulgated thereunder; and (b) we do not know of any contracts or documents of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required. We note that the Trust Agreement will be filed as an exhibit to a Current Report of the Company on Form 8-K within 15 days of the date hereof. Further, nothing has come to our attention that leads us to believe that the Registration Statement, when it became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading; or that the Prospectus, as of its date and as of the

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To the Parties Listed on
Schedule A Attached Hereto
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March 27, 2002
Page 8

date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements, in light of the circumstances under which they were made, not misleading; except that we make no statement with respect to (i) the financial statements or other financial or statistical data included therein or incorporated therein by reference, including, but not limited to, the mortgage information and financial data under the headings "Yield and Prepayment Considerations," and "Information on Underlying Asset Backed Securities," and
(ii) the information relating to the Mortgage Loans set forth in the Prospectus Supplement under "Summary Information," "Description of the Mortgage Pool Held by the Underlying Trust," and Appendix 2 and Appendix 3.

     The opinions set forth herein are expressed solely for your benefit, and no other party shall be entitled to rely upon such opinions. This letter may not be referred to or copied, with or without specific reference to our firm, in any other connection, and may not be delivered to any other person or entity without our prior written consent.

                                Very truly yours,

                               /s/ Hunton & Willaims

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                                   SCHEDULE A
                                   ----------

Bank of America Securities LLC
100 North Tryon Street
Charlotte, North Carolina 28255

Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004

EQCC Asset Backed Corporation
10401 Deerwood Park Boulevard
Jacksonville, Florida 32256-0505

The Bank of New York
5 Penn Plaza, 16th Floor
New York, New York 10001

Standard & Poor's Ratings Group
55 Water Street
New York, New York 10041

Moody's Investors Service, Inc.
99 Church Street
New York, New York 10007

Fitch, Inc.
One State Street Plaza
New York, New York 10004